Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

K Wave Media Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share	457(o)		(2)		(2)		(2)	-	-
Fees to Be Paid	Equity	Preferred Shares, $0.0001 par value per share	457(o)		(2)		(2)		(2)	-	-
Fees to Be Paid	Debt	Debt Securities	457(o)		(2)		(2)		(2)	-	-
Fees to Be Paid	Other	Warrants	457(o)		(2)		(2)		(2)	-	-
Fees to Be Paid	Other	Rights	457(o)		(2)		(2)		(2)	-	-
Fees to Be Paid	Equity	Units	457(o)		(2)		(2)		(2)	-	-
Fees to Be Paid	Unallocated (Universal) Shelf		457(o)		(2)		(2)	$250,000,000		$0.0001381	$34,525	(3)
Fees Previously Paid
Carry Forward Securities

		Total Offering Amounts		-				$250,000,000			$34,525
		Total Fees Previously Paid		-				-			-
		Total Fee Offsets		-				-			-
		Net Fee Due									$34,525

(1)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.G. of Form F-3 under the Securities Act.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act.